UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2015

______________________

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

______________________

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2015 annual meeting of shareholders was held on March 11, 2015. As of the record date for the meeting, the Company had 10,569,078 of common stock outstanding, each of which is entitled to one vote. According to the final voting results, all director nominees were elected.

The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote
Peter W. Brown, M.D.	7,404,878	252,890	-	1,802,930
Kristina Cashman	7,410,662	247,106	-	1,802,930
Paul Fulton	7,376,249	281,519	-	1,802,930
Howard H. Haworth	7,395,017	262,751	-	1,802,930
George W. Henderson, III	7,411,849	245,919	-	1,802,930
J. Walter McDowell	7,405,537	252,231	-	1,802,930
Dale C. Pond	6,491,425	1,166,343	-	1,802,930
Robert H. Spilman, Jr.	7,397,844	259,924	-	1,802,930
William C. Wampler, Jr.	7,042,391	615,377	-	1,802,930
William C. Warden, Jr.	7,411,161	246,607	-	1,802,930

At the annual meeting, the shareholders also voted on two proposals:

1.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	9,173,653	253,062	33,983	-

2.	To consider and act on an advisory vote regarding the approval of the compensation paid to certain executive officers.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Approval of officer compensation	7,425,245	200,436	32,087	1,802,930

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: March 12, 2015	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Senior Vice President - Chief Financial Officer